Exhibit 10.6
THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FOR NONPUBLIC OFFERINGS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, THESE SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL FOR THE HOLDER, REGISTRATION UNDER THE APPLICABLE FEDERAL OR STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS.
Void after 5:00 p.m. Eastern Time, on                     , 2012
WARRANT TO PURCHASE [                    ] SHARES OF COMMON STOCK
OF
NEW HORIZONS WORLDWIDE, INC.
(Series A-2)
          This is to certify that, FOR VALUE RECEIVED, [                                         ] or its registered assigns pursuant to Section (d) hereof (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from New Horizons Worldwide, Inc., a Delaware corporation (the “Company”), [                    ] ([                    ]) fully paid, validly issued and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), at the exercise price of $0.90 per share until                  , 2012. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares,” and the exercise price of a share of Common Stock as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”
          (a) EXERCISE OF WARRANT; NOTIFICATION OF EXPIRATION DATE OF WARRANT. (i) Subject to the provisions hereof, the Warrant may be exercised as to Warrant Shares at any time or from time to time, from and after                     , 2007 until the earlier to occur of (A) 5:00 P.M. Eastern time on                     , 2012, and (B) the date of cancellation of the Warrant as described in clause (a)(ii) below (first of such dates to occur, the “Expiration Date”), provided, however, that if such day is a day on which banking institutions in the State of Delaware are authorized by law to close, then on the next succeeding day which shall not be such a day. The Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed (with signature guaranteed if required by the Company or its stock transfer agent) and accompanied by payment of the Exercise Price for the number of Warrant

Shares specified in such form and any applicable taxes. The purchase price for any Warrant Shares purchased pursuant to the exercise of this Warrant shall be paid in full upon such exercise in cash or by certified or bank check or pursuant to a cashless exercise procedure in accordance with Section (k) hereof. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or the Holder’s designee. If the Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. In the event of a cash exercise, upon receipt by the Company of the Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, together with the exercise price thereof and taxes as aforesaid in cash or certified or bank check and the opinion described below, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder. It is further understood that certificates for the Warrant Shares, if any, to be issued upon exercise of the Warrant may contain a restrictive legend in accordance with Section (i) hereof.
               (ii) Notwithstanding anything to the contrary herein contained, in the event the Series C Warrants as defined in that certain Credit Agreement dated July 19, 2006, by and among the Company, Camden Partners Strategic III, LLC, as Administrative Agent, and the Lenders named therein, as amended (the “Credit Agreement”) are cancelled or terminated in their entirety as a result of a redemption of the Series C Stock (as defined in the Credit Agreement) in accordance with the provisions of Section 9 of the Series C Certificate of Designation (as defined in the Credit Agreement), then concurrently therewith this Warrant shall be cancelled in its entirety.
          (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.
          (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:
(1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average bid and asked prices for such day on such exchange or system;

(2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or
(3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.
          (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. The Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to Section (i) hereof, the Holder will not sell, assign or transfer this Warrant in whole or in part unless this Warrant shall have been registered for sale under the Securities Act or until the Company shall have received from counsel for the Holder an opinion to the effect that the proposed sale or other transfer of this Warrant by the Holder may be effected without such registration. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed (with signature guaranteed, if required by the Company or its stock transfer agent) and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided by or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonable satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor, date and amount. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the original Warrant shall be at any time enforceable (subject to the Company’s right of indemnification as provided above) by anyone.
          (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.
          (f) CERTAIN ADJUSTMENTS. So long as this Warrant shall be outstanding, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:
(1) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger (i) with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or (ii) a merger in which the Company is not the surviving corporation and holders of equity securities of the Company as a result of such merger receive more than 50% of the equity securities of the surviving corporation), or in case of any sale of all or substantially all of the assets of the Company, or in case of a share exchange in which 50% or more of the outstanding capital stock of the Company is exchanged for capital stock of another corporation, any of which transactions shall be referred to hereinafter as a “Corporate Transaction”, the Company or such successor or purchasing company or entity, as the case may be, shall execute with the Holder of this Warrant an agreement pursuant to which the Holder of the Warrant shall have the right thereafter to purchase upon exercise of the Warrant the kind and amount of shares, and/or other securities and property that the Holder of the Warrant would have owned or have been entitled to receive after the happening of such Corporate Transaction had the Warrant been exercised immediately prior to such action. The agreement referred to in this subsection (1) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (f). The provisions of this subsection (1) shall similarly apply to successive Corporate Transactions.
(2) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.
(3) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution provided for in the foregoing subsection (1) or (2)), of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(4) Adjustment of Exercise Price for Diluting Issues.
If at any time the Company shall issue or sell, or is, in accordance with subsections (5)(A) or (5)(B) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the applicable Exercise Price immediately prior to the time of such issue or sale, then, and in each such case, the Exercise Price theretofore in effect shall be reduced, concurrently with such issue or sale, to a price equal to the quotient obtained by dividing:
     (A) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (y) the consideration, if any, received or deemed to be received by the Company upon such issuance or sale as set forth below; by
     (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale.
For purposes of the foregoing formula, all shares of Common Stock issuable upon the exercise of outstanding Options (as defined below) or issuable upon the conversion of Convertible Securities (as defined below) shall be deemed outstanding shares of Common Stock.
(5) For purposes of this Section (f), the following subparagraphs (A) to (G) shall also be applicable:
          (A) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Exercise Price immediately prior to the time of the granting of such Options or Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (C), no adjustment of any Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.
          (B) Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Exercise Price immediately prior to the time of such issue of sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph (C), no adjustment of any Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of any Exercise Price have been or are to be made pursuant to other provisions of this Section (f), no further adjustment of such Exercise Price shall be made by reason of such issue or sale.
          (C) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (A), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (A) or (B), or the rate at which Convertible Securities referred to in subparagraph (A) or (B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Exercise Price at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchased price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced; and on the expiration or termination of such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.
          (D) Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at a consideration equal to $.01 per share.
          (E) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

          (F) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (G) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Company shall be considered an issue or sale of Common Stock for the purpose of this Section (f).
     (6) No Adjustment in Certain Circumstances. No adjustment of the Exercise Price shall be made pursuant to this Section (f) pursuant to (A) shares of Common Stock, Options or Convertible Securities, issued to officers, directors and employees of, and consultants to, the Company as compensation for bona fide services provided or to be provided to the Company by such persons and approved by the Board of Directors or the Compensation Committee, as the case may be; and (B)shares of Common Stock issuable upon exercise of Options, Convertible Securities or other rights to acquire securities of the Company issued on or outstanding on the date of this Warrant.
     (7) Adjustment of Number of Warrant Shares. Upon each adjustment in the Exercise Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.
     (8) Calculations. All calculations under this Section (f) shall be made to the nearest cent or to the nearest Warrant Share, as the case may be. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in such price; provided, however, that any adjustments which by reason of this subparagraph (8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.
     (9) Computations by Chief Financial Officer. Each computation required by this Section (f) for purposes of determining whether the Exercise Price shall be adjusted shall be performed by the Company’s Chief Financial Officer on the basis of the Company’s internally prepared unaudited financial statements. Such unaudited financial statements shall be accompanied by a certificate signed by the President and Chief Financial Officer certifying that such unaudited statements have been prepared in accordance with GAAP on a basis consistently applied and included all adjustments (consisting only of normal, recurring accruals) necessary for a fair presentation of the financial position and results of the Company as of the end of each such period. Any dispute between a holder and the Company in regard to such a computation shall be referred to and decided by the Company’s then engaged firm of independent certified public accountants, which shall be a firm of recognized national reputation (the “Accounting Firm”). The computations of the Accounting Firm shall be final and binding on the Company and the Holder.
     (10) Adjustment of Shares Received Pursuant to this Section. In the event that at any time, as a result of an adjustment made pursuant to this Section (f) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsection (1) above.
     (11) Warrants Issued Hereafter. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.
          (g) OFFICER’S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and/or delivered pursuant to Section (a) or Section (d), and the Company shall, forthwith after each such adjustment, mail, by certified mail, a copy of such certificate to the Holder or any such holder.
          (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the

Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder or any holder of a Warrant executed and/or delivered pursuant to Section (a) or Section (d), at least 20 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.
          (i) SECURITIES LAW COMPLIANCE
(1)	The Holder of the Warrant, by acceptance hereof, acknowledges that the Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of the Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.
(2)	If appropriate, the Warrant and any Warrants issued upon exercise or substitution or upon assignment or transfer pursuant to Section (a) or Section (d), as the case may be, and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with legends setting forth the restrictions on transfer arising under applicable federal and state securities laws.
          (j) REGISTRATION RIGHTS UNDER THE SECURITIES ACT OF 1933; STOCKHOLDERS’ AGREEMENT. The Holder of this Warrant or of the Warrant Shares, upon execution thereof, shall be entitled to the registration rights afforded under the Amended and Restated Registration Rights Agreement, dated as of the date hereof, among the Company, the Holder and the other parties named therein. The voting rights and obligations with respect to, and the sale or other disposition of, the Warrant Shares shall be restricted by and subject to the provisions of a Second Amended and Restated Stockholders’ Agreement dated as of

[                    ], 2007 and the certificates or other evidence representing the Warrant Shares shall bear a legend in substantially the following form:
THE VOTING RIGHTS AND OBLIGATIONS WITH RESPECT TO, AND SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF [                    ], 2007, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.
          (k) CASHLESS EXERCISE. Notwithstanding any provisions to the contrary, if the fair market value of one (1) share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
A

Where	X =	the number of shares of Common Stock to be issued to the Holder

	Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation)

	A =	the fair market value of one share of Common Stock (at the date of such calculation and calculated in accordance with Section (c) hereof)

	B =	Exercise Price (as adjusted to the date of such calculation)
          (l) AMENDMENTS. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated without the prior written consent of the Holder.
          (m) NO IMPAIRMENT. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of any Holder.
          (n) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of Delaware.

          (o) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to the Holder, [                                                                                 ] or (b) if to the Company, to 1900 S. State College Blvd., Suite 650, Anaheim, CA 92806, or at such other address as to the Company shall have furnished to the Holder in writing.

          IN WITNESS WHEREOF, New Horizons Worldwide, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.
Dated:                     , 2007

NEW HORIZONS WORLDWIDE, INC.
By:
Name:
Title:

PURCHASE FORM

Dated , 20___
     The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing                      shares of Common Stock of New Horizons Worldwide, Inc. (the “Company”), and hereby makes payment of $                    , in cash, in payment of the exercise price thereof.
     The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing                      shares of Common Stock and hereby authorizes you to deliver such shares of Common Stock for sale to                     , and to retain from the proceeds of such sale $                    , in cash, in payment of the exercise price thereof and to remit to the undersigned the balance of such proceeds.
     Pursuant to Section (k), the undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to purchase                      shares of Common Stock through a cashless exercise and hereby directs you to deliver shares of Common Stock to                     , in payment of the excess of the fair market value over the exercise price thereof.
ASSIGNMENT FORM
     FOR VALUE RECEIVED,                                                                                                                                         hereby sells, assigns and transfers unto
Name

               (Please typewrite or print in block letters)
Address

the right to purchase Common Stock of the Company, represented by this Warrant to the extent of                      shares as to which such right is exercisable and does hereby irrevocably constitute and appoint                                                              as Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.
Date                     , 20__
Signature